UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

SCIENTURE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCIENTURE HOLDINGS, INC.

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 10, 2025

TO THE STOCKHOLDERS OF SCIENTURE HOLDINGS, INC.:

Notice is hereby given of the 2025 annual meeting of stockholders of Scienture Holdings, Inc., which we refer to as “we,” “us,” “our,” or the “Company,” to be held on March 10, 2025, at 11:00 a.m. Eastern Time virtually at https://agm.issuerdirect.com/scnx-2025 (the “Annual Meeting”), for the following purposes:

●	To elect five directors to the Board each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal. The Board intends to present for election the following five nominees: Surendra Ajjarapu, Donald G. Fell, Mayur Doshi, Subbarao Jayanthi, and Shankar Hariharan (“Proposal 1”);

●	To ratify the appointment of CM3 Advisory as our independent auditor for the fiscal year ending December 31, 2025 (“Proposal 2”);

●	To approve, by a non-binding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement (“Proposal 3”);

●	To approve, by a non-binding advisory vote, the frequency with which our stockholders will be entitled to a non-binding advisory vote on the compensation of our named executive officers (“Proposal 4”);

●	To approve an adjournment of the Annual Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum (“Proposal 5”); and

●	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board has fixed the close of business on January 9, 2025 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

You may also vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. In addition, you may vote by telephone: call toll-free 1-866-752-VOTE(8683) and follow the instructions provided by the recorded message. You will need your proxy card available if you vote by telephone. You may also vote by Internet: access HTTPS://WWW.IPROXYDIRECT.COM/SCNX and follow the steps outlined on the secure website.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote in accordance with the instructions in the Notice of Internet Availability of Proxy Materials or by completing, signing, dating, and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.

This Notice and Proxy Statement are dated January 27, 2025 and are first being mailed to shareholders on or about January 28, 2025. Please note that this Notice and Proxy Statement are also available at HTTPS://WWW.IPROXYDIRECT.COM/SCNX.

January 27, 2025

By order of the Board,

/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chairman of the Board

i

SCIENTURE HOLDINGS, INC.

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on March 10, 2025

ii

SCIENTURE HOLDINGS, INC.

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Scienture Holdings, Inc. (“we,” “us,” or the “Company”), which will be held on March 10, 2025, at 11:00 a.m. Eastern Time virtually at https://agm.issuerdirect.com/scnx-2025.

By visiting this website, you may attend the Annual Meeting online, vote your shares electronically, and submit your questions to management during the Annual Meeting. You may also vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. In addition, you may vote by telephone: call toll-free 1-866-752-VOTE(8683) and follow the instructions provided by the recorded message. You will need your proxy card available if you vote by telephone. You may also vote by Internet: access HTTPS://WWW.IPROXYDIRECT.COM/SCNX and follow the steps outlined on the secure website.

Proposals to be Voted on at the Annual Meeting

The following matters are scheduled to be voted on at the Annual Meeting:

●	Proposal 1: To elect five directors to the Board each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal. The Board intends to present for election the following five nominees: Surendra Ajjarapu, Donald G. Fell, Mayur Doshi, Subbarao Jayanthi, and Shankar Hariharan;

●	Proposal 2: To ratify the appointment of CM3 Advisory as our independent auditor for the fiscal year ending December 31, 2025;

●	Proposal 3: To approve, by a non-binding advisory vote, the compensation of our named executive officers as described in this Proxy Statement;

●	Proposal 4: To approve, by a non-binding advisory vote, the frequency with which our stockholders will be entitled to a non-binding advisory vote on the compensation of our named executive officers; and

●	Proposal 5: To approve an adjournment of the Annual Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

Questions and Answers about the Annual Meeting

Please see “Questions and Answers about the Annual Meeting” beginning on page 9 for important information about the proxy materials, voting, and the Annual Meeting. If you have any questions, require any assistance with voting your shares, or need additional copies of this Proxy Statement or voting materials, please contact:

Surendra Ajjarapu

Scienture Holdings, Inc.

Phone: (800) 261-0281

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

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PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to hold office until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: Surendra Ajjarapu, Donald G. Fell, Mayur Doshi, Subbarao Jayanthi, and Shankar Hariharan, all of whom are currently directors of our company. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to serving the Company and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the Board, as of the date of this Proxy Statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of January 27, 2025.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

Name	Position	Age	Director Since
Surendra Ajjarapu	Chairman of the Board, Chief Executive Officer and Secretary	54	January 2014
Donald G. Fell	Director	79	January 2014
Mayur Doshi	Director	62	May 2024
Subbarao Jayanthi	Director	54	June 2024
Shankar Hariharan	Director	67	July 2024

Surendra Ajjarapu, Chairman of the Board, Chief Executive Officer and Secretary

Mr. Ajjarapu has served as Chairman of the Board, Chief Executive Officer and Secretary since our acquisition of Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) (our predecessor company) on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of Trxade Nevada since its inception. He has also served as Chairman and Chief Executive Officer of Kernel Group Holdings, Inc. (NASDAQ: KRNL), a special purpose acquisition company (“SPAC”), since December 2022, served as Chairman and Chief Executive Officer of Oceantech Acquisitions I Corp. (NASDAQ: OTEC), a SPAC, since March 2023, serves as Chairman and Chief Executive Officer of PowerUp Acquisition Corp. (NASDAQ: PWUP), a SPAC, since August 2023, and served as a director and the Chief Executive Officer of Integrated Wellness Acquisition Corp (NYSE: WEL), a SPAC, since January 2024 and February 2024, respectively. Mr. Ajjarapu served as Chairman and Chief Executive Officer of Aesther Healthcare Acquisition Corp. (NASDAQ: AEHA), a SPAC, from June 2021 until the completion of its initial business combination in February 2023. Mr. Ajjarapu now serves as a director of the post-combination company Ocean Biomedical, Inc. (NASDAQ: OCEA). Mr. Ajjarapu served as Chairman and Chief Executive Officer of Semper Paratus Acquisition Corporation (NASDAQ: LSGT), a SPAC, from June 2023 until the completion of its initial business combination in February 2024. Mr. Ajjarapu previously served as a director of the post-combination company Tevogen Bio Holdings Inc. (NASDAQ: TVGN) until August 21, 2024.

Mr. Ajjarapu also serves as the Chairman of the Board of Wellgistics Health, Inc. (f/k/a Danam Health, Inc.) (“Wellgistics”). Mr. Ajjarapu also previously served as Chief Executive Officer of Wellgistics. Mr. Ajjarapu has served on the board of directors of Kano Energy, Inc, which is involved in developing renewable natural gas sites in USA, since 2018.

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Mr. Ajjarapu was a Founder, Chief Executive Officer and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, Chief Operating Officer, and Director of Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu holds an MS in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University.

Director Qualifications:

Our Board of Directors believes that Mr. Ajjarapu’s history with our company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations.

Donald G. Fell, Director

Mr. Fell has served as an independent director of our company since January 2014. Mr. Fell has also served as a director of Kernel Group Holdings, Inc. (NASDAQ: KRNL), a SPAC, since December 2022, served as a director of Oceantech Acquisitions I Corp. (NASDAQ: OTEC), a SPAC, since March 2023, serves as a director of PowerUp Acquisition Corp. (NASDAQ: PWUP), a SPAC, since August 2023, and served as a director of Integrated Wellness Acquisition Corp (NYSE: WEL), a SPAC, since February 2024. Mr. Fell served as a director of Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc. (NASDAQ: OCEA)), a SPAC, from June 2021 until the completion of its initial business combination in February 2023. Mr. Fell served as a director of Semper Paratus Acquisition Corporation (n/k/a Tevogen Bio Holdings Inc. (NASDAQ: TVGN)), a SPAC, from June 2023 until the completion of its initial business combination in February 2024.

He is presently Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct professor of economics for the University of Colorado, Colorado, Springs. From 1995 – 2012, Mr. Fell held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute. He has also served as visiting professor of economics at the University of LaRochelle, France, and as adjunct professor of economics at both Illinois State University and The Ohio State University. Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and is all but dissertation (ABD) in economics from Illinois State University. Through his work with the Foundation for Teaching Economics and the University of Colorado, Colorado Springs he has conducted graduate institutes on economic policy and environmental economics in 44 states, throughout Canada, the Islands and Eastern Europe. We believe Mr. Fell is qualified to serve as a member of the Board because of his extensive business and management background.

Director Qualifications:

Our Board of Directors believes that Mr. Fell’s extensive experience in the field of economics and business will provide us with valuable insight as we seek to execute our business strategy.

Mayur Doshi, Director

Mr. Doshi is President and Chief Executive Officer of AlfaGene Bioscience, Inc. He has successfully initiated several companies and for the last ten years has been the Chief Executive Officer of Apogee Pharma. He has also served as a director of PowerUp Acquisition Corp. (NASDAQ: PWUP), a special purpose acquisition company, since August 2023. He has over 20 years of experience in the global generic pharmaceutical market. He is a trained chemist and seasoned entrepreneur with extensive experience in active pharmaceutical ingredients. He has more than twenty years of pharmaceutical and bio-tech industry experience; entering the generic pharmaceutical industry in 1988. He is Chairman and Managing Director of Apogee Pharma, Inc., a major importer of APIs. He works closely with his clients assisting them in bringing new generic drugs to market, including Barr Pharmaceuticals, DuPont Pharmaceuticals, Sandoz, Wyeth and Watson. He is also a major investor in a generic pharmaceutical company and is the founder of, and primary investor in, AlfaGene. He worked and managed extensively in the pharmaceutical industry and created a multimillion dollar company. Mr. Doshi also serves as a philanthropist for various organizations..

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Director Qualifications:

Our Board of Directors believes that Mr. Doshi is well qualified to serve on the Board of Directors because of his experience in the global generic pharmaceutical market and his experience as a seasoned entrepreneur.

Subbarao Jayanthi, Director

Subbarao Jayanthi, is the Managing Partner of RxC International, LLC and has been with the company since May 2013. RxC International is a strategy consulting firm advising biopharma companies on growth strategies and while at the firm Mr. Jayanthi has advised senior executives and board members at several biopharma companies on corporate strategy, portfolio strategy, and licensing/M&A transactions in the US, EU, and Japan. Mr. Jayanthi is also a Board Member and Chief Business Officer of Interlude Biopharma, a GI company with three late-stage novel medications under development for gastrointestinal disorders. He is also a Senior Advisor to Modig Life Sciences, a rare disease company developing an antisense oligonucleotide for a fatal neurodegenerative disease. Before this, Subbarao was the head of business planning at Daiichi Sankyo, a Top 20 global biopharma company. He spent a decade in leadership positions at global strategy consulting firms such as BCG and others, earlier in his career. He has authored books on biopharma commercialization, value chain management, and investments. He has an MBA in strategy, finance, and marketing from Kellogg School of Management at Northwestern University.

Director Qualifications:

Our Board of Directors believes that Mr. Jayanthi is qualified to serve as a member of the Board because of his extensive business and management background, especially in relation to his executive experience in the healthcare industry.

Shankar Hariharan, Director

Dr. Hariharan has over 37 years of experience in successfully leading branded, specialty and generic pharmaceutical businesses and has held several leadership positions at Scienture, Forest Labs, Par Pharmaceuticals and Amneal Pharmaceuticals. He most recently was the founder, president and chief executive officer of Scienture. At Amneal in his role as the Executive Vice President and Chief Scientific Officer, he oversaw Global Research & Development, Global Regulatory Affairs, and Specialty Product Development and was instrumental in the company achieving significant revenue growth (>$1.5B) with high profit margins. Prior to joining Amneal, Dr. Hariharan founded DermAct, an R&D organization specializing in new molecule discovery and product development for key indications in Dermatology, leading to the company’s successful acquisition. Dr. Hariharan obtained his bachelor’s degree in pharmacy at the Banaras Hindu University (BHU) in India and his Ph.D. in Pharmaceutical Sciences at Northeastern University in Boston, Massachusetts. Dr. Hariharan currently serves on the Board of Depymed, Inc. and on the Advisory Board of New Rhein Healthcare, LLC and MAA Laboratories.

Director Qualifications:

Our Board of Directors believes that Dr. Hariharan is qualified to serve as a member of the Board because of his extensive business and management background, especially in relation to his executive experience in the healthcare industry.

Vote Required to Elect the Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A “plurality” of the votes cast means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. “Votes cast” shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election. Abstentions and broker non-votes (if any) will essentially be no votes.

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Voting by Proxy

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the Board of Directors in our Bylaws, the Board has set the number of directors that shall constitute the Board at five. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

Overview

The Board of Directors has selected CM3 Advisory as the Company’s independent auditors for the fiscal year ended December 31, 2024 and December 31, 2025, and recommends that the stockholders vote to ratify such appointment. CM3 Advisory previously served as the Company’s independent auditors for the fiscal year ended December 31, 2024.

The Company does not anticipate representatives from CM3 Advisory to be present at the annual stockholders meeting. In the event that a representative of CM3 Advisory is present at the Annual Meeting, the representative will have the opportunity to make a statement if he or she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

Changes in Accountants

Dismissal of MaloneBailey, LLP

On September 14, 2023, the Company dismissed MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm to audit the Company’s financial statements, effective as of such date. The dismissal of MaloneBailey was approved by the Audit Committee. MaloneBailey’s audit report on the Company’s financial statements for each of the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2023, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related instructions to that Item) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaloneBailey would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Engagement of CM3 Advisory

On September 14, 2023, the Company engaged CM3 Advisory as its new independent registered public accounting firm of the Company. The engagement of CM3 Advisory was approved by Audit Committee.

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During the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2023, neither the Company nor anyone on its behalf consulted with CM3 Advisory regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CM3 Advisory concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the combined fees billed by CM3 Advisory, our independent registered public accounting firm, for audit and non-audit services rendered to us in 2024 and 2023, commencing from their appointment on September 14, 2023 as our independent registered public accounting firm and the fees billed by MaloneBailey LLP, our former independent registered public accounting firm, for audit and non-audit services rendered to us in 2023 through the date of their dismissal on September 13, 2023. These fees are categorized as audit fees and all other fees.

	Year Ended December 31,
	2024	2023
Independent Registered Public Accounting Firm Fees
Audit fees	$268,628	$180,691
Audit-related fees	—	—
Tax fees	30,000	—
All other fees	$27,149	$9,309
Total fees	$325,777	$190,000

Audit Fees. This category includes the aggregate fees and expenses billed for professional services rendered for the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during those fiscal years and for services that are normally provided by the independent registered public accounting firm and affiliates in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees. This category would include the aggregate fees billed for audit-related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees.”

Tax Fees. This category would include the aggregate fees billed for professional services rendered by the independent registered public accounting firm for tax compliance and tax planning.

All Other Fees. This category includes the aggregate fees billed for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” The fees incurred relate to the Company’s filing of a registration statement on Form S-1 filings.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve the audit and (unless the de minimus exception of applicable law permits) non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered certified public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. For the fiscal years ended December 31, 2024 and 2023, all fees associated with the independent registered public accounting firm’s services were pre-approved by the Audit Committee.

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The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Vote Required for Approval

The approval of this Proposal 2 requires the affirmative vote of the majority of the votes cast in person (via online attendance) or by proxy, and entitled to vote thereon, at the Annual Meeting, assuming that a quorum is present.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in our and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL 2.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

As required under Section 14A of the Exchange Act, our Board is asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Stockholders may vote “For” or “Against” or they may abstain from this vote.

Our Board believes that our current executive compensation programs directly link executive compensation to our operational performance and align the interests of our executive officers with those of our stockholders. Our Board is of the view that the information in the “Executive and Director Compensation” section of this Proxy Statement demonstrates that our current executive compensation program was designed appropriately and is working to align the interests of our executive officers with those of our stockholders. Accordingly, our Board recommends that our stockholders vote “FOR” the advisory approval of the compensation of our named executive officers.

Stockholders are not ultimately voting to approve or disapprove our Board’s recommendation. As this is an advisory vote, it is not binding on us, our Board, or our Compensation Committee. However, our Board and Compensation Committee expect to take into account the outcome of the vote when making decisions regarding executive compensation plans, policies, and arrangements.

Due to our status as an “emerging growth company” until December 31, 2024, we have not been required to conduct an advisory “say-on-pay” vote with respect to executive compensation for any prior year and the Board has not yet determined the frequency of say-on-pay votes. The Compensation Committee will consider the outcome of this say-on-pay vote, and future say-on-pay votes, when making decisions regarding executive compensation policies and arrangements.

Vote Required for Approval

The approval of this Proposal 3 requires the affirmative vote of the majority of the votes cast in person (via online attendance) or by proxy, and entitled to vote thereon, at the Annual Meeting, assuming that a quorum is present.

The Board and Compensation Committee are not required to take any action as a result of the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL 3.

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

As required under Section 14A of the Exchange Act, our Board is asking our stockholders to indicate the frequency they believe an advisory vote on executive compensation, or a “say-on-pay” vote, should occur. Stockholders may indicate whether they prefer that we hold a say-on-pay vote every three years, every two years or every one year, or they may abstain from this vote. In accordance with SEC rules, stockholders will have the opportunity at least every six years to recommend the frequency of future say-on-pay advisory votes on executive compensation.

Our Board has determined that a say-on-pay advisory vote three years is the best approach for our company and our stockholders. Our Board believes that our current executive compensation programs directly link executive compensation to our operational performance and align the interests of our executive officers with those of our stockholders. Our Board is of the view that giving our stockholders the right to cast an advisory vote every three years on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders. It will also minimize the administrative, compliance and other corporate expenses associated with holding “say-on-pay” votes more frequently (e.g., every year or every two years). Regular say-on-pay vote allows our stockholders to provide us with frequent input on our executive compensation philosophy, policies and practices. Accordingly, our Board recommends that our stockholders vote for a frequency of every THREE YEARS when voting on the advisory vote on the frequency of a say-on-pay vote.

Stockholders are not ultimately voting to approve or disapprove our Board’s recommendation. As this is an advisory vote, it is not binding on our company and our Board may decide that it is in the best interest of our company and our stockholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders. Our Board expects to take into account the outcome of the vote when considering the frequency of say-on-pay votes.

Vote Required for Approval

The choice of frequency that receives the greatest number of votes cast in person (via online attendance) or by proxy, and entitled to vote thereon, at the Annual Meeting, assuming that a quorum is present, will be considered the frequency recommended by our stockholders.

The Board is not required to take any action as a result of the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR A FREQUENCY OF EVERY “THREE YEARS” FOR THIS PROPOSAL 5.

PROPOSAL 5: APPROVAL TO ADJOURN THE ANNUAL MEETING

Overview

This proposal will be presented to stockholders at the Annual Meeting to seek their approval of an adjournment to another time or place, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum.

If, at the Annual Meeting, the number of shares present or represented and voting to approve the presented proposals is not sufficient to approve such proposals, or if a quorum is not present, the Board currently intends to move to adjourn the Annual Meeting to enable the Board to solicit additional proxies for the approval of the presented proposals.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the Annual Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, the Board could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

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Vote Required for Approval

The approval of this Proposal 5 requires the affirmative vote of the majority of the votes cast in person (via online attendance) or by proxy, and entitled to vote thereon, at the Annual Meeting, assuming that a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL 5.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You received these proxy materials because you owned shares of the Company’s common stock as of January 9, 2025, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.

Why Did I Receive a Notice of Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

Pursuant to rules adopted by the SEC, we are providing access to our Proxy Materials over the internet rather than printing and mailing the Proxy Materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our Annual Meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around January 28, 2025. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials, including the Notice of Annual Meeting, Proxy Statement and proxy card, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail, or electronically by email, on an ongoing basis for future stockholder meetings. Please note that while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Special Meeting and Proxy Statement are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

A copy of the Notice of Internet Availability of Proxy Materials is attached hereto as Annex D.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on March 10, 2025, at 11:00 a.m. Eastern Time virtually at https://agm.issuerdirect.com/scnx-2025.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, 8,750,582 shares of our common stock were outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting on the matters described in this Proxy Statement. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote at the Annual Meeting?

If on the record date your shares were registered directly in your name with our Transfer Agent, then you are a stockholder of record. If you received the Notice of Internet Availability or a printed copy of the Proxy Materials, please follow the instructions in the Notice of Internet Availability or on the proxy card. Stockholders of record may vote by mail, by using the Internet, or by telephone, as described below. Stockholders of record also may attend the Annual Meeting virtually and vote during the Annual Meeting.

●	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

●	You may vote by using the Internet. The address of the website for Internet voting is HTTPS://WWW.IPROXYDIRECT.COM/SCNX. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on March 9, 2025, the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded. You may also vote by using the Internet during the Annual Meeting.

●	You may vote by telephone. The toll-free telephone number is 1-866-752-VOTE(8683). Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on March 9, 2025. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

When you vote by any of the above methods, you appoint Surendra Ajjarapu, our Chairman, Chief Executive Officer and Secretary, as your representative (or proxyholder) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.

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In addition, the proxyholders, in their discretion, are further authorized to vote on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card, Notice, or other information forwarded by your bank or broker to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. If you desire to vote at the Annual Meeting and hold your shares in “street name,” however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

●	You may submit a subsequent proxy by mail with a later date, by using the Internet, or by telephone;

●	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634; or

●	You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

How many shares must be present to constitute a quorum for the Annual Meeting?

Under our bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of common stock of the Company entitled to vote is represented in person or by proxy at the Annual Meeting. Under Delaware law, if the board of directors of a company so authorizes, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a stockholders meeting. The Board has so authorized. On the record date, there were 8,750,582 shares of common stock outstanding and entitled to vote. Therefore, for us to have a quorum, shares entitled to 4,375,292 votes must be represented by stockholders present at the Annual Meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the stockholders entitled to vote at the meeting, present or represented, will have the power to adjourn the meeting from time to time until a quorum shall be present or represented.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

●	Proposal 1: To elect five directors to the Board each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal. The Board intends to present for election the following five nominees: Surendra Ajjarapu, Donald G. Fell, Mayur Doshi, Subbarao Jayanthi, and Shankar Hariharan;

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●	Proposal 2: To ratify the appointment of CM3 Advisory as our independent auditor for the fiscal year ending December 31, 2024 and December 31, 2025;

●	Proposal 3: To approve, by a non-binding advisory vote, the compensation of our named executive officers as described in this Proxy Statement;

●	Proposal 4: To approve, by a non-binding advisory vote, the frequency with which our stockholders will be entitled to a non-binding advisory vote on the compensation of our named executive officers; and

●	Proposal 5: To approve an adjournment of the Annual Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

What will happen if I do not vote my shares?

Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet, or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers, banks, or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposals 2 and 3 are matters we believe will be considered routine and, therefore, brokers will have discretionary authority to vote on these proposals and there will not be any broker non-votes assuming the broker exercises its discretionary authority. Brokers do not always exercise this discretionary authority, and if your broker does not (and you have not given any voting direction), your shares will not be voted. We strongly encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted in accordance with your instructions at the Annual Meeting.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of Directors.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 1. A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A “plurality” of the votes cast means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. “Votes cast” shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election. Abstentions and broker non-votes (if any) will essentially be no votes.

Proposal 2: Ratification of Appointment of Auditors.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 2. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of the votes cast in person (via online attendance) or by proxy, and entitled to vote thereon, at the Annual Meeting. Abstentions and broker non-votes (if any) will essentially be no votes.

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The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in our and the stockholders’ best interests.

Proposal 3: Advisory Vote on Executive Compensation.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 3. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of the votes cast in person (via online attendance) or by proxy, and entitled to vote thereon, at the Annual Meeting. Abstentions and broker non-votes (if any) will essentially be no votes.

This is a non-binding advisory vote only. The Board and Compensation Committee are not required to take any action as a result of the outcome of the vote on this proposal.

Proposal 4: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation.

You may vote that an advisory vote on executive compensation should occur every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or you may ABSTAIN from voting. Abstentions and broker non-votes (if any) will have no effect on the proposal.

This is a non-binding advisory vote only. The Board is not required to take any action as a result of the outcome of the vote on this proposal.

Proposal 5: Approval of the adjournment of the Annual Meeting.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 5. For this proposal to be approved, we must receive a FOR vote from the holders of a majority of the votes cast in person (via online attendance) or by proxy, and entitled to vote thereon, at the Annual Meeting. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” each director nominee listed in Proposal 1, “FOR” Proposals 2, 3, and 5, and for “THREE YEARS” for Proposal 4.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

●	Proposal 1: FOR the election of each director nominee;

●	Proposal 2: FOR the approval of ratification of appointment of auditors;

●	Proposal 3: FOR the approval the compensation of our named executive officers as described in this Proxy Statement;

●	Proposal 4: for “THREE YEARS” as the frequency with which our stockholders will be entitled to a non-binding advisory vote on the compensation of our named executive officers; and

●	Proposal 5: FOR the approval of the adjournment of the Annual Meeting.

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Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, our officers, directors, and employees may solicit proxies in person, by telephone, or by other means of communication. Officers, directors, and employees will not be paid any additional compensation for soliciting proxies. Furthermore, we may also retain one or more third parties to aid in the solicitation of brokers, banks, and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.

How can I find the Company’s proxy materials on the Internet?

This Proxy Statement is available at our corporate website at https://scienture.com/. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at HTTPS://WWW.IPROXYDIRECT.COM/SCNX.

How do I obtain a separate set of the Company’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Notice and Proxy Statement. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice and the Proxy Statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the Notice and Proxy Statement at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This Proxy Statement is available at HTTPS://WWW.IPROXYDIRECT.COM/SCNX. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future proxy materials and annual reports on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our Annual Meetings and will give you an automatic link to the proxy voting site.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

For information regarding our directors and chief executive officer, see “Proposal 1: Election of Directors.”

The following is a brief description of the education and business experience of our interim chief financial offer:

Prashant Patel, President, Chief Operating Officer, Interim Principal Financial/Accounting Officer and Director

Mr. Patel, age 50, has served as our full-time President and Chief Operating Officer since our acquisition of TRxADE Nevada on January 8, 2014 and served as a director until January 3, 2025. Effective March 6, 2023, Mr. Patel, was appointed as Interim Principal Financial/Accounting Officer of the Company since March 2023. Mr. Patel also serves as a director, the President, and the Chief Operating Officer of Wellgistics Health, Inc. Mr. Patel is a registered pharmacist and pharmaceutical consultant with over twenty years of experience in retail pharmacy and pharmaceutical logistics, and the founder of several pharmacies in the Tampa Bay, Florida area. Mr. Patel has been President and Member of Board of Directors of Trxade Nevada since August 2010. Since October 2008, Mr. Patel has been Managing Member of APAA LLC, a pharmacy and CEO of Pharmaceutical Returns of America LLC, a pharmaceutical reverse distributor. Mr. Patel graduated from Nottingham University School of Pharmacy and practiced in the United Kingdom before obtaining his masters in Transport, Trade and Finance from Cass Business School, City University, United Kingdom.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act), except for Mr. Ajjarapu, Mr. Fell and Mr. Doshi as described in “Proposal 1: Election of Directors.”

Family Relationships

There are no family relationships among any of our directors or executive officers.

Election of Officers and Directors

Our executive officers are currently appointed by the Board of Directors on an annual basis and serve until their successors are duly appointed and qualified, or until their earlier resignation or removal.

Our Board is currently composed of five directors. Our directors are elected by the Company’s shareholders on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities.

Other than as reported below, and based solely upon a review of those reports and written representations provided to us by all of our directors and executive officers, we believe that during the year ended December 31, 2024, our directors, executive officers and greater than 10% stockholders timely filed all reports they were required to file under Section 16(a).

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Corporate Governance

Director Independence

The Board annually determines the independence of each director and nominee for election as a director, as defined in the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) and applicable laws. The Board makes these determinations in accordance with Nasdaq’s listing standards for the independence of directors and the SEC’s rules.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

The Board has affirmatively determined that each of Donald G. Fell, Mayur Doshi, and Subbarao Jayanthi are independent. Due to the fact that Mr. Surendra Ajjarapu serves as our Chief Executive Officer and Dr. Shankar Hariharan serves as Chief Executive Officer of our wholly-owned subsidiary, Scienture, LLC (“Scienture”), such persons are not independent. A majority of the Board is comprised of independent directors.

Board Committee Membership

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors currently has three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Surendra Ajjarapu(1)
Donald G. Fell	X	M	C	M
Mayur Doshi	X	C	M	M
Subbarao Jayanthi	X	M	M	C
Shankar Hariharan

(1) Chairman of the Board of Directors

C - Chair of Committee

M – Member of Committee

Audit Committee

Our Audit Committee, which is comprised exclusively of independent directors, currently consists of Donald G. Fell (chair), Mayur Doshi, and Subbarao Jayanthi. The Audit Committee has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by Nasdaq rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Doshi is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Doshi has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information above.

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The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee Charter was filed as Exhibit 99.1 to the Current Report on Form 8-K that we filed with the SEC on October 28, 2019 and is attached hereto as Annex A.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, currently consists of Mayur Doshi (chair), Donald G. Fell, and Subbarao Jayanthi. The Compensation Committee is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

The Compensation Committee Charter was filed as Exhibit 99.2 to the Current Report on Form 8-K that we filed with the SEC on October 28, 2019 and is attached hereto as Annex B.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an employee or a former employee of the Company. During 2024, none of our executive officers (A) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; (B) served as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or (C) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Additionally, no Compensation Committee member (1) was, during the fiscal year, an officer or employee of the registrant; (2) was formerly an officer of the registrant (except as discussed above); or (3) had any relationship requiring disclosure by the Company under Section 404 of Regulation S-K.

Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, which is comprised exclusively of independent directors, currently consists of Subbarao Jayanthi (chair), Donald G. Fell, and Mayur Doshi. The Nominating and Corporate Governance Committee is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

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In considering individual director nominees and Board committee appointments, our Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Corporate Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Corporate Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Corporate Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Corporate Governance Committee believes must be met by a prospective director nominee, the Nominating and Corporate Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. The Company does not have a formal diversity policy. However, the Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Corporate Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Nominating and Corporate Governance Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Nominating and Corporate Governance Committee will consider nominees for the Board recommended in good faith by the Company’s stockholders, provided those nominees meet the requirements of Nasdaq and applicable federal securities law. Stockholders should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company Secretary. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Nominating and Corporate Governance Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Nominating and Corporate Governance Committee through other means.

In addition, the Company’s bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s bylaws and applicable Nasdaq and SEC rules and regulations.

The Nominating and Corporate Governance Committee Charter was filed as Exhibit 99.1 to the Current Report on Form 8-K that we filed with the SEC on November 20, 2019 and is attached hereto as Annex C.

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Board Leadership and Risk Oversight

The Board’s leadership structure consists of a combined role of Chair of the Board and Chief Executive Officer. The Board does not have a Lead Independent Director. The Board believes that combining the positions of Chair and Chief Executive Officer provides clarity of leadership and is in the best interests of the Company and its stockholders at this time. The Chair of the Board sets agendas for, and presides over, Board. In addition, each Board committee is led by a chair, and similarly, the Board committee chairs set agendas for, and preside over, the meetings and executive sessions held by their respective committees.

Effective risk oversight is an important priority of the Board. Because risks are considered in virtually every business decision, the Board discusses risk throughout the year generally or in connection with specific proposed actions. The Board’s approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or relevant committee, which provides guidance on risk assessment and mitigation. The Nominating and Corporate Governance Committee recommends the slate of director nominees for election to the Company’s Board, identifies and recommends candidates to fill vacancies occurring between annual stockholder meetings, reviews, evaluates and recommends changes to the Company’s Corporate Governance Guidelines, and establishes the process for conducting the review of the Chief Executive Officer’s performance.

Director Engagement

Our Board met 13 times during the fiscal year ended December 31, 2024, and also acted by written consent. Members of management are invited to and attend selected board and committee meetings, depending on the agenda, to report on relevant topics and respond to questions, and engage informally with committee chairs on relevant topics.

In addition to our 13 Board meetings during the 2024 fiscal year, the Audit Committee met 5 times, the Compensation Committee met 1 time, the Nominating and Corporate Governance Committee met 1 time, and each committee also met informally and acted by written consent. Each director attended at least 75% of the combined Board and applicable committee meetings. Executive sessions or meetings of outside (non-management) directors without management present are included on the agenda for each regularly scheduled Board meeting and Audit Committee meeting, as well as any other committee meeting attended by management. During fiscal year 2024, the independent directors held 5 executive sessions without management present, 5 of which included meeting with the Company’s independent auditors. The Compensation Committee also meets in executive sessions on compensation related matters with its outside advisors, in addition to regularly scheduled meetings.

Committee Charters

The Board has adopted, and may amend from time to time, a written charter for each committee. The committee charters are not currently available on the Company’s website, however, the Audit Committee charter, Compensation Committee charter, and Nominating and Corporate Governance Committee charter are each attached hereto as Annex A, Annex B, and Annex C, respectively.

Stockholder Communications

We welcome the opportunity to share the Company’s story and strategy with investors, and value their input on long-term goals and strategies and their feedback on our operations, management, and initiatives. Stockholders and other interested parties wishing to communicate with the Board may do so by sending a written communication to any director at the following address: Corporate Secretary, Scienture Holdings, Inc., 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634. The mailing envelope should contain a notation indicating that the enclosed letter is a “Board Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. Our Corporate Secretary, or designee, will make a copy of any such communication so received and promptly forward it to the director or directors to whom it is addressed.

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Insider Trading/Anti-Hedging Policies

All employees, officers and directors of the Company or any of our subsidiaries are subject to our Insider Trading Policy. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also prohibits trading in Company securities during certain pre-established blackout periods around the filing of periodic reports and the public disclosure of material information. The Company recognizes that hedging against losses in Company shares may disturb the alignment between stockholders and executives that equity awards are intended to build. To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2023 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2023.

2.	The Audit Committee has discussed with its independent auditors the matters required to be discussed with them by applicable requirements of Public Company Accounting Oversight Board and the SEC.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

4.	Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Mayur Doshi (Chair of the Audit Committee)

Donald G. Fell

Subbarao Jayanthi

EXECUTIVE AND DIRECTOR COMPENSATION

2024 Summary Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended December 31, 2024 and 2023.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	All Other Compensation ($)		Total ($)
Surendra Ajjarapu	2024	$484,154	-	25,000	$-	60,923	(1)	$570,577
Chairman of the Board, Chief Executive Officer, and Secretary	2023	$360,000	-	243,075	$-	24,934	(1)	$628,009

Prashant Patel	2024	$332,962	-	76,500	$-	-		$409,462
President, Chief Operating Officer, and Interim Principal Financial/ Accounting Officer	2023	$150,000	-	43,650	$-	-		$193,650

*	Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in the Critical Accounting Estimates as disclosed in our Consolidated Financial Statements for the year ended December 31, 2024. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the officer upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of common stock.

(1)	Represents a car allowance of $1,000 per month and a disability insurance policy paid for by the Company.

Narrative Disclosure to 2024 Summary Compensation Table

Elements of Compensation

The compensation of our named executive officers generally consists of base salary and long-term incentive compensation in the form of equity awards and other benefits, as described below.

2023 Increased Officer Compensation

Effective January 1, 2023, the Board and the Compensation Committee, increased the annual salaries of each of Mr. Ajjarapu, Mr. Patel and Ms. Huffman to the levels of their salaries prior to certain reductions that had been effective since September 1, 2022. Mr. Ajjarapu’s annual salary was increased back to $360,000 per year, Mr. Patel’s annual salary was increased back to $150,000 per year.

The increases in officer salaries were documented by amendments to the employment agreements with each officer. The amendments also clarified that the equity compensation issuable to each officer was additional compensation and not specifically a result of the reduction in salaries effective on September 1, 2022, and that the amount of reduced salary from September 1, 2022, to December 31, 2022 was forgiven by each officer.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information as of December 31, 2024, concerning unexercised options, unvested stock and equity incentive plan awards for each of the executive officers named in the Summary Compensation Table.

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Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Surendra Ajjarapu	5/13/2019	1,111	-	-	$39.60	5/13/2029

Prashant Patel	5/13/2019	1,111	-	-	$39.60	5/13/2029

Equity Grant Timing

The Board does not determine the timing or terms of equity awards, including stock options or similar awards whose exercise price is related to the market value of our common stock, in connection with the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and we do not time the public release of such information based on stock option grant dates. During fiscal year 2024, there were no equity awards granted to any of our named executive officers within either four business days before or one business day after the filing of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any Current Report on Form 8-K that contained any material nonpublic information.

Employment Agreements with Our Named Executive Officers

Surendra Ajjarapu, Chief Executive Officer and Secretary

Effective on April 14, 2020, we entered into an employment agreement with Mr. Surendra Ajjarapu, our Chief Executive Officer, which replaced and superseded his prior employment agreement with the Company.

The agreement, which provides for Mr. Ajjarapu to serve as our Chief Executive Officer, has a term extending through December 31, 2025, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. The agreement also requires the Board, subject to certain exceptions, to nominate Mr. Ajjarapu to serve on the Board at each stockholders’ meeting which occurs during the term of the agreement and to serve as the Chairman of the Board.

Pursuant to the terms of the agreement, Mr. Ajjarapu’s annual compensation package includes (1) a base salary of $360,000 per year ($300,000 for the 2020 fiscal year), subject to annual increases as determined in the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”), and as discussed below (the “Base Salary”), and (2) a performance bonus equal to up to 100% of his Base Salary each year, based on the Company meeting certain performance metrics as determined from time to time by the Compensation Committee and Mr. Ajjarapu (“Performance Metrics”). Additionally, in the event that Mr. Ajjarapu meets at least 70% of the requirements for any annual performance bonus, as determined in the reasonable discretion of the Compensation Committee of the Board (which requirement was met for the 2020 fiscal year, and which salary was automatically increased), Mr. Ajjarapu’s Base Salary is increased by 20%. Mr. Ajjarapu is eligible for the Base Salary increase on an annual basis, with such increases being cumulative. Such increases in Base Salary do not require an amendment to the agreement. Mr. Ajjarapu’s performance bonus metrics include specific company performance goals and objectives, including revenue goals, app downloads, and net operating income milestones, as may be modified or added to from time to time with the mutual approval of Mr. Ajjarapu and the Compensation Committee. The determination of whether the Performance Metrics have been met are determined in the reasonable discretion of the Compensation Committee, no later than 90 days after (a) December 31, 2020, in connection with the 2020 Performance Metrics; and (b) the end of such calendar year for subsequent years. For the year ended December 31, 2020, Mr. Ajjarapu was awarded 49,020 shares of restricted common stock (the “2020 Restricted Stock”), valued at $372,062, based on the closing sales price of the Company’s common stock on the effective date of grant, which vested in full. Mr. Ajjarapu may also receive additional bonuses awarded from time to time in the discretion of the Board and/or Compensation Committee and the Board (in cash, options or other forms of equity) or the Compensation Committee may waive or change the performance metrics associated with his performance bonus in their discretion. Mr. Ajjarapu’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement. Mr. Ajjarapu is also paid an automobile allowance of $1,000 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement requires Mr. Ajjarapu to devote at least 75% of his business time and efforts to Company business. The agreement also prohibits Mr. Ajjarapu from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the manufacture, distribution, wholesale and sale of Restricted Products, healthcare services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Ajjarapu has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means pharmaceutical drugs and other healthcare products and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Ajjarapu obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

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We may terminate Mr. Ajjarapu’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Ajjarapu, any act of misappropriation of funds or embezzlement by Mr. Ajjarapu, Mr. Ajjarapu committing any act of fraud, or Mr. Ajjarapu being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Ajjarapu suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Ajjarapu.

Mr. Ajjarapu may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of CEO of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Ajjarapu reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Ajjarapu, (iii) Mr. Ajjarapu’s compensation is reduced without his consent, or we fail to pay to Mr. Ajjarapu any compensation due to him upon five days written notice from Mr. Ajjarapu informing us of such failure, or (iv) if Mr. Ajjarapu is also then serving as a member of the Board and is not re-nominated by the Board to serve as a member of the Board at any annual meeting of stockholders of the Company; provided, however, prior to any such termination by Mr. Ajjarapu for “good reason”, Mr. Ajjarapu must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Ajjarapu’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Ajjarapu’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Ajjarapu’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Ajjarapu, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Ajjarapu (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Ajjarapu’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Ajjarapu’s equity-based compensation immediately vests to Mr. Ajjarapu and any outstanding stock options held by Mr. Ajjarapu can be exercised by Mr. Ajjarapu until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Ajjarapu’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Ajjarapu a lump sum payment, payable on the same date as the Change of Control Payment, equal to the Black Scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Ajjarapu on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board; (b) a merger or consolidation of us whether or not approved by our Board, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board, a majority of the Board consists of persons who are not members of the Board on April 14, 2020, except in the event that such slate of directors is proposed by a committee of the Board or the Board; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

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If Mr. Ajjarapu’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Ajjarapu, or by us for “cause”, Mr. Ajjarapu is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Ajjarapu was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Ajjarapu immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable Stock Incentive Plan or Equity Compensation Plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Ajjarapu.

If Mr. Ajjarapu’s employment is terminated by Mr. Ajjarapu for “good reason”, or by us without “cause”, Mr. Ajjarapu is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for eighteen (18) months, plus the pro rata amount of any discretionary bonus and performance bonus he would have been due for the following eighteen (18) months (with any metrics being extrapolated based on the last four (4) full prior quarters of the Company’s operations prior to termination). Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Ajjarapu will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances. Mr. Ajjarapu is also to receive, if he elects, continued health insurance under COBRA, paid for by the Company, for eighteen (18) months following the termination date (subject to certain rights which reduce such obligation if Mr. Ajjarapu is covered by health insurance with a substantially similar level of insurance as prior to the termination).

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Ajjarapu is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Ajjarapu will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

See also “2023 Increased Officer Compensation” above.

Prashant Patel, President, Chief Operating Officer and Interim Principal Financial/Accounting Officer

Effective March 31, 2024, we entered into an employment agreement with Mr. Prashant Patel, our President, Chief Operating Officer and Interim Principal Financial/Accounting Officer, which replaced and superseded his prior employment agreement with the Company.

The agreement, which provides for Mr. Patel to serve as our President Chief Operating Officer, has a term extending through December 31, 2025, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. The agreement also requires the Board, subject to certain exceptions, to nominate Mr. Patel to serve on the Board at each stockholders’ meeting which occurs during the term of the agreement.

Pursuant to the terms of the agreement, Mr. Patel’s annual compensation package includes (1) a base salary of $350,000 per year, subject to annual increases as determined in the sole discretion of the Chief Executive Officer, and as discussed below (the “Base Salary”), and (2) a performance bonus equal to up to 100% of his Base Salary each year, based on the Company meeting certain performance metrics as determined from time to time by the Compensation Committee of the Board (“Performance Metrics”). Additionally, in the event that Mr. Patel meets at least 70% of the requirements for any annual performance bonus, as determined in the reasonable discretion of the Compensation Committee of the Board (the “Compensation Committee”), Mr. Patel’s Base Salary will increase by 20%. Mr. Patel is eligible for the Base Salary increase on an annual basis, with such increases being cumulative. Such increases in Base Salary do not require an amendment to the agreement. Mr. Patel’s performance bonus metrics are to be added to the agreement and the Company currently contemplates that such metrics will include specific company performance goals and objectives, including revenue goals, app downloads, and net operating income milestones, as may be modified or added to from time to time with the mutual approval of Mr. Patel and the Compensation Committee. The determination of whether the Performance Metrics have been met are determined in the reasonable discretion of the Compensation Committee, no later than 90 days after the end of such calendar year. Mr. Patel may also receive additional bonuses awarded from time to time in the discretion of the Compensation Committee (in cash, options or other forms of equity). Mr. Patel is also paid an automobile allowance of $1,000 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

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The agreement requires Mr. Patel to devote at least 75% of his business time and efforts to Company business. The agreement also prohibits Mr. Patel from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the manufacture, distribution, wholesale and sale of Restricted Products, healthcare services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Patel has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means pharmaceutical drugs and other healthcare products and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Patel obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We may terminate Mr. Patel’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Patel, any act of misappropriation of funds or embezzlement by Mr. Patel, any act of fraud by Mr. Patel, or Mr. Patel being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Patel suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Patel.

Mr. Patel may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of Chief Compliance Officer of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Patel reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Patel, (iii) Mr. Patel’s compensation is reduced without his consent, or we fail to pay to Mr. Patel any compensation due to him upon five days written notice from Mr. Patel informing us of such failure, or (iv) if Mr. Patel is also then serving as a member of the Board and is not re-nominated by the Board to serve as a member of the Board at any annual meeting of stockholders of the Company; provided, however, prior to any such termination by Mr. Patel for “good reason”, Mr. Patel must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Patel’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Patel’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Patel’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Patel, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Patel (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Patel’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Patel’s equity-based compensation immediately vests to Mr. Patel and any outstanding stock options held by Mr. Patel can be exercised by Mr. Patel until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Patel’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Patel a lump sum payment, payable on the same date as the Change of Control Payment, equal to the Black Scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Patel on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board; (b) a merger or consolidation of us whether or not approved by our Board, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board, a majority of the Board consists of persons who are not members of the Board on March 31, 2024, except in the event that such slate of directors is proposed by a committee of the Board or the Board; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

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If Mr. Patel’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Patel, or by us for “cause”, Mr. Patel is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Patel was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Patel immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable stock incentive plan or equity compensation plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Patel.

If Mr. Patel’s employment is terminated by Mr. Patel for “good reason”, or by us without “cause”, Mr. Patel is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for eighteen (18) months, plus the pro rata amount of any discretionary bonus and performance bonus he would have been due for the following eighteen (18) months (with any metrics being extrapolated based on the last four (4) full prior quarters of the Company’s operations prior to termination). Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Patel will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances. Mr. Patel is also to receive, if he elects, continued health insurance under COBRA, paid for by the Company, for eighteen (18) months following the termination date (subject to certain rights which reduce such obligation if Mr. Patel is covered by health insurance with a substantially similar level of insurance as prior to the termination).

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Patel is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Patel will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

See also “2023 Increased Officer Compensation” above.

DIRECTOR COMPENSATION

Summary Director Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-executive director of the Company for some portion or all of 2024. Other than as set forth in the table and described more fully below, the Company did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-executive directors. All compensation paid to its executive directors is set forth in the tables summarizing executive officer compensation above.

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Name	Fees Earned or paid in cash	Stock Awards*	Option Awards**	All Other Compensation	Total

Donald G. Fell(1)	$41,250	$149,443	$-	$-	$190,693
Shankar Hariharan(2)	$-	$-	$-	$-	$-
Narasimhan Mani(3)	$-	$-	$-	$-	$-
Mayur Doshi(4)	$-	$-	$-	$-	$-
Subbarao Jayanthi(5)	$-	$-	$-	$-	$-
Candice Beaumont (6)	$-	$-	$-	$-	$-
Jeff Newell(7)	$26,250	$163,736	$-	$-	$189,986
Michael L. Peterson(8)	$41,250	$149,443	$-	$-	$190,693

* Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in the Critical Accounting Estimates as disclosed in our Consolidated Financial Statements for the year ended December 31, 2023. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of common stock.

** Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with the Black-Scholes option pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company estimates volatility by reference to the historical volatilities of the Company. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

(1) As of December 31, 2024. Mr. Fell had been awarded 3,345 vested stock options and 222,217 shares of vested common stock of the Company.

(2) Dr. Hariharan was appointed to the Board on July 25, 2024, in connection with the Company’s acquisition of Scienture. Dr. Hariharan did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(3) Dr. Mani was appointed to the Board on July 25, 2024, in connection with the Company’s acquisition of Scienture. Dr. Mani did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(4) Mr. Doshi was appointed to the Board on May 28, 2024. Mr. Doshi did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(5) Mr. Jayanthi was appointed to the Board on June 17, 2024. Mr. Jayanthi did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(6) Ms. Beaumont was appointed to the Board on July 31, 2023, and then resigned from the Board effective April 10, 2024. Ms. Beaumont did not receive any fees or other compensation for serving on the Board during a portion of 2024.

(7) As previously disclosed, Mr. Newell voluntarily resigned from the Board effective May 30, 2024. As of December 31, 2024, Mr. Newell had been awarded 80,702 shares of vested common stock of the Company.

(8) As previously disclosed, Mr. Peterson voluntarily resigned from the Board effective May 30, 2024. As of December 31, 2024, Mr. Peterson had been awarded 12,131 vested stock options and 246,685 shares of vested common stock of the Company.

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Independent Director Compensation Policy

Each independent member of the Board is to receive an annual grant of restricted common stock of the Company equal to $55,000 in value, on April 1st of each year (or such date thereafter as the awards are approved by the Board), and valued on such same date, based on the closing sales price on such date (or the first business day thereafter), which restricted stock awards will vest at the rate of 1/4th of such awards over the following four calendar quarters, subject to such directors continued service to the Company.

The Company has also entered into an indemnification agreement with each member of the Board.

2024 Independent Director Compensation

The Board approved the issuance of 36,163 shares of the Company’s common stock to each of Mr. Fell and Mr. Peterson for services rendered to the Company during 2024. The aggregate 72,326 shares were valued at $298,886. The Board also approved the issuance of 38,526 shares of the Company’s common stock to Mr. Newell for services rendered during 2024. The shares vested immediately on the grant date, subject to each applicable independent director’s continued service to the Company.

All of these awards were issued under the Incentive Plan and all awards were evidenced by Restricted Stock Grant Agreements.

Each independent director also receives an annual cash retainer of $35,000.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding compensation actually paid (“CAP”) as defined by the SEC to our executive officers and the performance of the Company. The table below presents information for each of the last two fiscal years regarding (i) the total compensation, as reported in the summary compensation table, for our principal executive officer serving in that capacity during the applicable fiscal year (the “PEO”) and the average total compensation of our other named executive officers, excluding the PEO, who were serving in that capacity during the applicable fiscal year as disclosed in the summary compensation table (“NEOs”), (ii) total compensation actually paid to the PEO and the total compensation actually paid to the other NEOs on average, (iii) total shareholder return for the Company, and (iv) the Company’s net income (loss).

The amounts set forth below under the headings “Compensation Actually Paid to PEO” for our PEO and “Average Compensation Actually Paid to Non-PEO NEO” have been calculated in a manner consistent with Item 402(v) of Regulation S-K.

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEO (4)	Average Compensation Actually Paid to Non- PEO NEO (5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (6)	Net Income (Loss) (in thousands) (7)
2024	$570,577	$650,577	$409,462	$649,462	$102	$13,632
2023	$628,009	$628,009	$193,650	$193,650	$87	$(17,844)

(1)	We are a smaller reporting company, with a December 31 fiscal year, and as of December 31, 2024 we ceased to qualify as an “emerging growth company” and, as a result, this is the first proxy statement filed by the Company in which we have included pay versus performance disclosure.

(2)	Our PEO for each of fiscal years 2024 and 2023 is Mr. Ajjarapu. The amounts reported are from the Summary Compensation Table (“SCT”) above.

(3)	To calculate compensation actually paid, adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for the PEO is set forth below:

Fiscal Year	2024	2023
PEO SCT Total	$570,577	$628,009
(-) Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(25,500)	$(243,075)
(+) Fair Value at Vesting Date of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$25,500	$243,075
(+) Dividends or Other Earnings Paid During Fiscal Year Prior to Vesting Date of Option Awards and Stock Awards	$80,000	$-
Compensation Actually Paid to PEO	$650,577	$628,009

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(4)	For each of fiscal year 2023 and 2024, our named executive officer, excluding the PEO, consisted solely of Mr. Patel, who served as the Interim President, CFO and COO.

(5)	To calculate compensation actually paid, adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for the non-NEO PEOis set forth below:

Fiscal Year	2024	2023
Non-PEO NEO SCT Total	$409,462	$193,650
(-) Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(76,500)	$(43,650)
(+) Fair Value at Vesting Date of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$76,500	$43,650
(+) Dividends or Other Earnings Paid During Fiscal Year Prior to Vesting Date of Option Awards and Stock Awards	$240,000	$-
Compensation Actually Paid to Non-PEO NEO	$649,462	$193,650

(6)	Pursuant to the SEC rules, the Total Shareholder Return (“TSR”) reflected in this column assumes $100 was invested on December 31, 2022 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(7)	The amounts reflected in this column represent the net income (loss) reflected in our audited financial statements for each applicable fiscal year.

Relationship Between Pay and Performance

As described above, we previously entered into an employment agreement with our PEO, and during 2024 entered into a new employment agreement with our other NEO. The CAP to our PEO and other NEO in our 2023 and 2024 fiscal years each was primarily comprised of salary compensation and the value of equity awards received by those officers in fiscal 2024 and prior years. Equity awards are intended to further align the interests of our officers with those of our stockholders and further motive our PEO and other NEOs to strive to achieve positive TSR. The increase in the CAP to our PEO and our other NEO year-over-year was driven, primarily, by the increased base compensation paid under the terms of the employment agreements between us and each of our PEO and other NEO, with our Compensation Committee electing to increase the base compensation paid to each officer primarily because of the Company’s increased cash resources during fiscal 2024 and the achievement of other strategic transactions and objectives during fiscal 2024.

In our fiscal year ended December 31, 2024 we achieved net income whereas during fiscal 2023 the Company realized a net loss. Similarly, in our fiscal year ended December 31, 2024 TSR was positive and increased year-over-year compared to the prior fiscal year. The performance of the Company based on these two metrics correlates to the increase in the CAP to our PEO and our other NEO during fiscal 2024 compared to fiscal 2023.

Our net income for fiscal 2024 was driven, in part, by the sale in February 2024 of substantially all of the assets of our prior web-based marked platform that was a marketplace for healthcare buyers and sellers of pharmaceuticals, accessories and services. We paid two special dividends to all of our stockholders during the 2024 fiscal year (including the PEO and other NEO, each of whom is a stockholder and who from time to time have received equity awards as identified in the SCT and elsewhere in this proxy statement) representing a significant portion of the net proceeds we received from this transaction. These dividend payments during fiscal 2024 had a positive impact on the CAP of our PEO and our other NEO. In future years where the Company may experience a net loss it is not expected that any special dividends would be paid during those years.

In the third quarter of fiscal 2024 we closed upon a merger transaction resulting in the Company acquiring Scienture, Inc., to broaden its assets and expand its operations. Scienture, Inc., is a company focused on bringing to market innovative branded, specialty pharmaceutical products that may significantly enhance the standard of care, while adding value to patients, caregivers and the healthcare system. Later in fiscal 2024, to afford the Company greater financial resources and liquidity to continue to implement the business plan of Scienture, Inc., the Company executed on, and entered into definitive agreements with third party investors that provided the Company funding and provides a means for a future source of capital. The Company believes these transactions, among other developments during fiscal 2024, positively increased current and prospective stockholder value and contributed to the increase in TSR year-over-year.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 27, 2025 by (i) each Named Executive Officer, (ii) each member of our Board, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of January 27, 2025, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 8,605,366 shares of our common stock outstanding as of January 27, 2025.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of January 27, 2025, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 6308 Benjamin Rd, Suite 708, Tampa, FL 33634. All of the securities reported below are shares of the Company’s common stock.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Directors and Named Executive Officers:
Surendra Ajjarapu, Chairman, CEO (1)	211,214	2.45%
Prashant Patel, Interim CFO, COO, and President (2)	177,798	2.07%
Donald G. Fell, Director (3)	37,407	*
Mayur Doshi, Director (4)	66,450	*
Subbarao Jayanthi, Director	—	—
Shankar Hariharan, Director (5)	2,370,383	27.55%
All executive officers, directors and director nominees as a Group (seven persons)	4,278,767	49.70%

Greater than 5% Stockholders:
Narasimhan Mani (6)	1,415,515	16.45%

* Less than 1%.

(1) Includes (i) 86,092 shares of the Company’s common stock owned directly by Mr. Ajjarapu, (ii) 34,844 shares of the Company’s common stock owned by the Surendra Ajjarapu Revocable Trust of 2007, which Mr. Ajjarapu claims beneficial ownership of, as Trustee, (iii) 89,167 shares of the Company’s common stock owned by the Sandhya Ajjarapu Revocable Trust of 2007, which shares Mr. Ajjarapu is therefore deemed to beneficially own, and (iv) options to purchase 1,111 shares of the Company’s common stock granted in 2019, that are exercisable within 60 days of November 21, 2024.

(2) Includes (i) 112,242 shares of the Company’s common stock owned directly by Mr. Patel, (ii) 27,778 shares of the Company’s common stock owned by Rina Patel, Mr. Patel’s wife, which Mr. Patel claims beneficial ownership of, (iii) 36,667 shares of the Company’s common stock owned by the Patel Trust 2010, which Mr. Patel claims beneficial ownership of, as Trustee; and (iv) options to purchase 1,111 shares of the Company’s common stock granted in 2019, that are exercisable within 60 days of November 21, 2024.

(3) Includes (i) 35,163 shares of the Company’s common stock owned by DG Fell Consulting which Mr. Fell claims beneficial ownership of, and (ii) 2,244 shares of the Company’s common stock issuable upon the exercise of stock options that are exercisable within 60 days of November 21, 2024.

(4) Includes 66,450 shares of the Company’s common stock owned by Alfagen Pharma LLC, which Mr. Doshi claims beneficial ownership of.

(5) Includes (i) 1,998,679 shares of the Company’s common stock owned directly by Dr. Hariharan and (ii) 371,704 shares of the Company’s common stock owned by Pushpa Shankar, Dr. Hariharan’s wife, which Dr. Hariharan claims beneficial ownership of.

(6) Includes 1,415,515 shares of the Company’s common stock owned by Srivatsav, LLC, which Dr. Mani claims beneficial ownership of.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as discussed or otherwise disclosed above under “Executive Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions, and Director Independence” section, the following sets forth a summary of all transactions since the beginning of 2024, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for 2023 and 2024, and in which any related person had or will have a direct or indirect material interest (other than compensation described above under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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Transactions with Related Persons

Subscription Agreement

On February 29, 2024, the Company’s wholly-owned subsidiary Softell Inc. (f/k/a Trxade Inc.) (“Softell”). entered into a Subscription Agreement (the “Subscription Agreement”) with Lafayette Energy Corp., a Delaware corporation (“Lafayette”). Pursuant to the Subscription Agreement, Softell agreed, in two equal tranches, to invest a total of up to $5,000,000 in Lafayette in exchange for up to 2,000,000 shares of Lafayette’s Series A Convertible Preferred Stock, with the second tranche becoming payable only upon Softell’s receipt of notice that Lafayette has successfully drilled its first oil and gas well and produced at least one hundred (100) barrels of oil.

Lock-Up Agreements

On July 25, 2024, the Company entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”) with MEDS Merger Sub I, Inc., MEDS Merger Sub II, LLC, and Scienture. Pursuant to the Merger Agreement, on July 25, 2024, the Company entered into lock-up agreements (the “Lock-Up Agreements”) with each of the directors and officers of the Company and Scienture as well as certain of the shareholders of each of the Company and Scienture (each, a “Locked-Up Party”) with respect to all of the Company’s securities held by such Locked-Up Parties (the “Lock-Up Securities”) immediately following the closing. Pursuant to the Lock-Up Agreements, each Locked-Up Party agreed not to transfer any Lock-Up Securities during the period commencing on the date of the conversion of the Company’s Series X Non-Voting Convertible Preferred Stock, par value $0.00001 per share into shares of the Company’s common stock (the “Preferred Stock Conversion”) and ending on the earliest of (x) one hundred eighty (180) days after the date of the Preferred Stock Conversion or (y) the date after the closing on which the Company completes a liquidation, merger, stock exchange, or other similar transaction with an unaffiliated third party resulting in all of its stockholders having the right to exchange their Lock-Up Securities for cash, securities, or other property.

Consulting Agreements

Pursuant to the Merger Agreement, on July 25, 2024, the Company entered into consulting agreements with each of Surendra Ajjarapu and Prashant Patel (each a “Consulting Agreement” and collectively the “Consulting Agreements”), the material terms of which will become effective upon Mr. Ajjarapu or Mr. Patel, as applicable, are no longer employed by the Company for any reason. Each Consulting Agreement will enable the Company to continue to receive critical support and management-related services from Mr. Ajjarapu and Mr. Patel for up to a period of two years after either Mr. Ajjarapu or Mr. Patel, as applicable, is no longer employed by the Company. Specifically, the Consulting Agreements state that the duties of Mr. Ajjarapu and Mr. Patel may include, but not necessarily be limited to (i) assisting with the development of the Company’s corporate strategies, organizational design, research and development, product commercialization, and such matters otherwise requested by Company officers; (ii) assisting with the ideation and analysis of financial structuring and accounting approaches and alternatives the Company should consider and can implement in the course of raising money, financing and funding its operations and initiatives, and optimizing its cost efficiencies and effectiveness; (iii) assisting with the creation and dissemination of corporate and financial information regarding the Company to the investment and financial community and public at large as requested by the Company through its authorized personnel, pursuant to applicable company policies; and (iv) other such consultation the Company’s officers deem useful to the Company’s management and within the scope of their expertise.

As consideration for Mr. Ajjarapu providing services under his Consulting Agreement, the Company has agreed (i) to reimburse Mr. Ajjarapu for reasonable and necessary costs and expenses associated with Mr. Ajjarapu’s services to the Company, including travel costs, research expenses, copy and production charges, and courier fees, as substantiated by statements submitted to and approved by the Company and (ii) to issue Mr. Ajjarapu 702,086 shares of the Company’s common stock (subject to certain equitable adjustments) in eight installments beginning on the date that Mr. Ajjarapu’s employment with the Company terminates for any reason. On such date, Mr. Ajjarapu’s Executive Employment Agreement, as amended, will terminate. In the event that Mr. Ajjarapu terminates his Consulting Agreement or the Company terminates his Consulting Agreement for cause, then the Company will owe no further compensation to him.

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As consideration for Mr. Patel providing services under his Consulting Agreement, the Company has agreed (i) to reimburse Mr. Patel for reasonable and necessary costs and expenses associated with Mr. Patel’s services to the Company, including travel costs, research expenses, copy and production charges, and courier fees, as substantiated by statements submitted to and approved by the Company and (ii) to issue Mr. Patel 614,325 shares of the Company’s common stock (subject to certain equitable adjustments) in eight installments beginning on the date that Mr. Patel’s employment with the Company terminates for any reason. On such date, Mr. Patel’s Executive Employment Agreement, as amended, will terminate. In the event that Mr. Patel terminates his Consulting Agreement or the Company terminates his Consulting Agreement for cause, then the Company will owe no further compensation to him.

Review and Approval of Related Party Transactions

Our Audit Committee (which is made up of all independent directors) is tasked with reviewing and approving related party transactions. In reviewing such transactions, the committee will analyze the following factors, in addition to any other factors the committee deems appropriate, in determining whether to approve a related party transaction:

(1)	fairness of the terms for the Company (including fairness from a financial point of view);

(2)	materiality of the transaction;

(3)	bids / terms for such transaction from unrelated parties;

(4)	structure of the transaction;

(5)	the policies, rules and regulations of the U.S. federal and state securities laws;

(6)	the policies of the committee; and

(7)	interests of each related party in the transaction.

The committee will only approve a related party transaction if the committee determines that the terms of the related party transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the committee are deemed a related party, the related party transaction will be considered by the disinterested members of the Board in place of the committee.

The committee is prohibited from approving or ratifying any related party transaction whereby the Company directly or indirectly, including through any subsidiary, extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

In addition, our Code of Ethics, which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in next year’s proxy statement and for consideration at the next annual meeting of stockholders (the “2026 Annual Meeting”). Any proposal that a stockholder desires to have included in our proxy materials in connection with the 2026 Annual Meeting must be submitted in writing to the Company’s Secretary at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634, no later than the close of business on September 30, 2025 (120 days prior to the anniversary of this year’s mailing date) and must meet the requirements of Rule 14a-8 under the Exchange Act, Delaware law, and our bylaws. If we change the date of the 2026 Annual Meeting by more than 30 days from the anniversary of the 2025 Annual Meeting, this deadline could change, in accordance with Rule 14a-8. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our bylaws.

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In addition to satisfying the notice requirements under Rule 14a-8 and our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal office no later than January 9, 2026, which is 60 calendar days prior to the first anniversary date of the 2025 Annual Meeting. If the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2025 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.

We did not receive notice of any stockholder proposals relating to the Annual Meeting. If any other matters properly come before the 2025 Annual Meeting of Stockholders, the persons designated as proxies intend to vote in accordance with their discretion on such matters.

OTHER MATTERS

This Proxy Statement is available at our corporate website at https://scienture.com/. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at HTTPS://WWW.IPROXYDIRECT.COM/SCNX.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:

Proxy Services

1 Glenwood Avenue STE 1001 Raleigh, NC 27603

919-481-4000

919-481-4000 ext. 100

Proxy@issuerdirect.com

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by mail, by signing and returning the enclosed proxy card, by using the Internet, or by telephone, so your shares will be represented at the Annual Meeting.

The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

The Board of Directors of Scienture Holdings, Inc.

Tampa, Florida

January 27, 2025

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Annex A

Trxade Group, Inc. (the “Company”)

Audit Committee Charter

Role:

The Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company and internal control over financial reporting, and the performance of the Company’s internal audit function and independent auditor. The Committee reviews and assesses the qualitative aspects of financial reporting to stockholders, the Company’s processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment (subject to stockholder ratification) compensation, retention, and oversight of the independent auditor.

Membership:

The membership of the Committee will consist of at least three directors of the Company, all of which members shall satisfy the definition of “independent” and the requirements of Audit Committee members set forth under the listing standard of the NASDAQ Capital Market, or such other exchange(s) upon which the Company’s securities are then listed from time to time (the “Exchange”). If the Committee is comprised of at least three members who meet the criteria above, one additional director who is not “independent” as defined under the rules of the Exchange and is not currently an executive officer or employee or a family member of an executive officer, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders and such member otherwise fits within the requirements of the Exchange (with such member being defined as an “Excepted Member”). An Excepted Member may not serve longer than two years. An Excepted Member may not serve longer than two years. An Excepted Member’s service on the Committee will be subject in all cases to the rules and requirements of the Exchange.

At least one member of the Committee shall be a “financial expert” as defined in Regulation S-K, Item 407(d)(5)(ii) and shall have an understanding of generally accepted accounting principles, and be able to read and understand financial statements, including the Company’s balance sheet, statements of operations and statements of cash flow. The Board shall review and designate the Committee member(s) that meets the “financial expert” criteria. All Committee members shall have an understanding of internal control over financial reporting and an understanding of audit committee functions.

No Committee member shall have participated in the preparation of the financial statements of the Company at any time during the three years preceding becoming a member of the Committee (unless such member qualifies as an Excepted Member). The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause. Each Committee member may be required to satisfy certain independence requirements of applicable securities laws, rules or guidelines and any other applicable regulatory rules. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the full Board.

Trxade Group, Inc. Audit Committee Charter

Generally, no member of the Committee may serve on more than three audit committees of publicly traded companies (including the Audit Committee of the Company) at the same time. For this purpose, service on the audit committees of a parent and its substantially owned subsidiaries, if any, counts as service on a single audit committee.

Operations:

The Board shall designate one member of the Committee to act as its chairperson. The Committee will meet a minimum of four times a year (once a quarter). Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment) action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of the Company’s Certificate of Incorporation, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Delaware.

Communications:

The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the internal auditors, and management. This communication will include periodic private executive sessions with each of these parties.

Authority:

The Committee’s role is one of an oversight function. The Committee is not intended to replace the Company’s management, internal auditors and outside auditors. It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls, and it is the internal and outside auditors’ responsibility to review and, when appropriate, audit these financial statements and internal controls.

The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the outside auditors’ work. In carrying out its oversight responsibilities, the Committee shall undertake the activities and have the authority as described in this Charter.

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. The Company will provide the Committee with appropriate funding, as the Committee determines, for the payment of compensation to the Company’s independent auditor, outside counsel, and other advisors as it deems appropriate and administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee will have access to the Company’s books, records, facilities, and personnel. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Trxade Group, Inc. Audit Committee Charter

Performance Evaluation:

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Relationship With Auditors:

The Committee shall have sole authority and be directly responsible for the appointment, retention, compensation, oversight, evaluation and termination (subject to stockholder ratification, if applicable) of the work of the Company’s outside auditors engaged, including resolution of disagreements between Company management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Company’s outside auditors shall report directly to the Committee.

The Committee shall review and pre-approve: (i) auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (ii) non-auditing services that exceed a de minimis standard established by the Committee, which are rendered to the Company by its outside auditors (including fees).

The Committee shall:

(i)	If required by any applicable law or rule of the Exchange (or such other exchange upon which the Company’s securities are listed) request from the outside auditors, at least annually, a written report describing: (a) the outside auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by government or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues;

(ii)	If required by applicable law or rule of the Exchange (or such other exchange upon which the Company’s securities are listed) review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors; and

(iii)	Receive from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or Exchange rules; and discuss with the independent auditor in an active dialogue any such disclosed relationships or services and their impact on the independent auditor’s objectivity and independence and present to the Board its conclusion with respect to the independence of the independent auditor.

After reviewing the foregoing reports and the outside auditors’ work throughout the year, the Committee shall evaluate the outside auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner(s) of the outside auditors. In making its evaluation, the Committee may take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function) and shall take appropriate action in response to the outside auditors’ report and the opinions of those the Committee consults to satisfy itself of the outside auditors’ independence and adequate performance.

Trxade Group, Inc. Audit Committee Charter

The Committee should further consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead audit partner (in addition to what may already be required by law or regulation).

The Committee shall establish hiring policies with respect to employees and former employees of the outside auditors.

The Committee shall review and discuss with management, the outside auditors and the internal auditors the performance and adequacy of the Company’s internal audit function, including the internal auditors’ responsibilities, budget, and staffing.

Responsibilities:

Financial Statements and Reporting:

1.	Reviewing the disclosures made by the Chief Executive Officer and the Chief Financial Officer in connection with their required certifications accompanying the Company’s periodic reports to be filed with the Securities and Exchange Commission, including disclosures to the Committee of (a) significant deficiencies in the design or operation of internal controls, (b) significant changes in internal controls and (c) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

2.	Reviewing and discussing the Company’s quarterly financial results and related press releases, if any, with management and the independent auditors prior to the release of such information to the public.

Internal Audit:

1.	Reviewing with the management the proposed scope and plan for conducting internal audits of Company operations and obtaining reports of significant findings and recommendations, together with management’s corrective action plans.

2.	Seeking to ensure the corporate audit function has sufficient authority, support and access to Company personnel, facilities and records to carry out its work without restrictions or limitations.

3.	Reviewing the corporate audit function of the Company, including its charter, plans, activities, staffing and organizational structure.

4.	Reviewing progress of the internal audit program, key findings and management’s action plans to address findings.

Compliance:

1.	Periodically reviewing the Company’s policies with respect to legal compliance, conflicts of interest and ethical conduct.

2.	Seeking to ensure the adequacy of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting control or auditing matters, including the confidential submission of complaints by employees regarding such matters.

3.	Recommending to the Board any changes in ethics or compliance policies that the Committee deems appropriate.

Trxade Group, Inc. Audit Committee Charter

In addition to the above responsibilities and those other responsibilities included in this charter, the Committee will undertake such other duties as the Board of Directors delegates to it, and will report periodically to the Board regarding the Committee’s examinations and recommendations.

Financial Reporting Process and Financial Statements:

The Committee shall meet regularly with management. The Committee shall meet, at least annually, with the Company’s outside auditors in a private session.

The Committee shall review and discuss with management and the outside auditors on a quarterly basis prior to filing quarterly or annual financial statements: (i) the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) (ii) the quarterly financial statements to be included on Form 10-Q; (iii) the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained therein; (iv) the Company’s disclosure controls and procedures (including any significant internal control deficiencies or material weaknesses and any changes implemented in light of material control deficiencies or weaknesses) and (v) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

In connection with the annual audit and the outside auditors review of the financial information included in the Company’s Quarterly Reports on Form 10-Q, the Committee shall, prior to the filing of the Form 10-K or Form 10-Q, discuss with the outside auditors the results of their audit or review, and the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61) as amended and/or supplemented. In addition, the Chairman or his designee shall, before the quarterly earnings press releases are released, discuss with the outside auditors the results of their review of quarterly earnings press releases.

The Committee shall request from the Company’s outside auditors and, where applicable, the Company’s internal auditors, timely reports concerning:

a)	Major issues regarding accounting principles and financial statement presentations, including all critical accounting policies and practices and any changes in the selection or application of accounting principles;

b)	All significant financial reporting issues and judgments, including all critical accounting estimates and alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, the ramifications of the use of such alternative estimates or treatments and the estimate/treatment preferred by the auditors;

c)	The effect of regulatory or accounting initiatives, as well as off-balance sheet transactions, on the financial statements; and

d)	Any material written communication between the auditors and the management of the Company (such as any management letter or schedule of unadjusted differences).

The Committee shall review with the outside auditors and the internal auditors any audit problems or difficulties encountered (including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management) and management’s response. The Committee shall be responsible for the resolution of disagreement among the Company’s management, the outside auditors and the internal auditors regarding financial reporting.

The Committee shall review with the internal auditor and the external auditor their annual audit plans and the degree of coordination of such plans.

Trxade Group, Inc. Audit Committee Charter

Based on the above review and discussions, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

The Committee shall prepare the report of the audit Committee required by the rules of the SEC included in the Company’s annual proxy statement.

The Committee shall periodically discuss with management the types of information to be disclosed and the types of presentation to be made in quarterly earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies or otherwise made public.

Risk Management:

The Committee shall discuss with management, the internal auditors and the outside auditors, the Company’s policies with respect to risk assessment and risk management. This discussion should cover the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

The Committee shall review the annual audit report regarding officers’ expense accounts and perquisites and the results of any surveys of compliance with any business conduct policies of the Company.

Compliance with Laws, Regulations and Ethics Codes:

The Committee shall review with the Company’s general counsel, the internal auditors and other appropriate parties, as applicable, legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and procedures and any material reports received from or communications with regulators or government agencies.

The Committee shall review and pre-approve any related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest, or adherence to standards of business conduct as required by the policies of the Company.

The Committee shall (i) review all requests for waivers of any code of conduct and ethics policies or procedures that the Company has adopted including requests from executive, operating or financial officers and management of the Company and from any other individuals that conduct business on behalf of the Company or who are involved with the preparation of financial statements or in the assessment of the Company’s internal disclosure controls over financial reporting, and (ii) promptly disclose any waivers that are required by regulation or listing standards to be disclosed publicly.

The Committee shall establish, oversee and regularly review the adequacy and performance of procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control and/or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The Committee shall have authority to establish, monitor and maintain a Whistleblower Protection Policy for the Company that facilitates the reporting of suspected wrongdoings of the Company, and prohibits retaliatory action against employees who report suspected wrongdoings when they reasonably believe violations of laws, rules or regulations have occurred.

Trxade Group, Inc. Audit Committee Charter

Related Party Transactions:

(a) The Committee will review any issues relating to conflicts of interests and all related party transactions of the Company (“Related Party Transactions”).

(b) The Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Party Transaction:

(1)	fairness of the terms for the Company (including fairness from a financial point of view);

(2)	materiality of the transaction;

(3)	bids / terms for such transaction from unrelated parties;

(4)	structure of the transaction;

(5)	the policies, rules and regulations of the U.S. federal and state securities laws;

(6)	the policies of the Committee; and

(7)	interests of each related party in the transaction.

(c) The Committee will only approve a Related Party Transaction if the Committee determines that the terms of the Related Party Transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the Committee are deemed a related party, the Related Party Transaction will be considered by the disinterested members of the Board of Directors in place of the Committee.

(d) The following transactions will be exempted from the Policy and will be governed by the Company’s other applicable policies:

(1)	payment of compensation by the Company to its officers or directors for service to the Company in their stated capacity;

(2)	transactions available to all employees or all stockholders of the Company on the same terms; and

(3)	transactions which, when aggregated for any related party, involve less than $120,000 and are approved by the Chief Executive Officer, who is not a related party in the transaction.

(e) Approval of a Related Party Transaction may be conditioned upon the Company and the related party taking any or all of the following additional actions, or any other actions that the Committee deems appropriate:

(1)	requiring the related party to resign from, or change position within, an entity that is involved in the Related Party Transaction with the Company;

(2)	assuring that the related party will not be directly involved in negotiating the terms of the Related Party Transaction:

(3)	limiting the duration or magnitude of the Related Party Transaction;

Trxade Group, Inc. Audit Committee Charter

(4)	requiring that information about the Related Party Transaction be documented and that reports reflecting the nature and amount of the Related Party Transaction be delivered to the Committee on a regular basis;

(5)	requiring that the Company have the right to terminate the Related Party Transaction by giving a specified period of advance notice; or

(6)	appointing a Company representative to monitor various aspects of the Related Party Transaction.

(f) If the Company or a related party becomes aware that any Related Party Transaction exists that has not been previously approved or ratified under this policy, it will promptly submit the transaction to the Committee or Chair of the Committee or disinterested members of the Board of Directors for consideration. The Committee or Chair of the Committee or Board will evaluate the transaction under this policy and will consider all options, including ratification, amendment or termination of the Related Party Transaction.

(g) All Related Party Transactions are to be disclosed in the Company’s applicable filings with the SEC, as required by the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, and related rules and regulations. All Related Party Transactions will be disclosed to the Committee and any material Related Party Transaction will be disclosed to the Board of Directors.

(h) The Committee is prohibited from approving or ratifying any Related Party Transaction whereby the Company directly or indirectly, including through any subsidiary, extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

Trxade Group, Inc. Audit Committee Charter

Annex B

Trxade Group, Inc. (the “Company”)

Compensation Committee Charter

Role:

The Compensation Committee’s role is to discharge the Board of Directors (the “Board’s”) responsibilities relating to compensation of the Company’s executives and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation and benefit programs.

Membership:

The membership of the Committee will consist of at least two directors of the Company, who shall satisfy the definition of “independent” under the rules of the NASDAQ Capital Market, or such other exchange(s) upon which the Company’s securities are then listed from time to time (the “Exchange”). If the Committee is comprised of at least three members, one director who is not “independent” as defined under the rules of the Exchange and is not currently an executive officer or employee or a family member of an executive officer, may be appointed to the Committee if the Board, under exceptional and limited circumstances, if the Committee determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders (with such member being defined as an “Excepted Member”). An Excepted Member may not serve longer than two years. An Excepted Member’s service on the Committee will be subject in all cases to the rules and requirements of the Exchange.

The Board may remove any member from the Committee at any time with or without cause. Each Committee member may be required to satisfy certain independence requirements of applicable securities laws, rules or guidelines and any other applicable regulatory rules. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the full Board.

Operations:

The Board shall designate one member of the Committee to act as its chairperson. The Committee will meet a minimum of once a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee may also meet periodically in executive session without Company management present. The Committee will cause to be kept adequate minutes of its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment) action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of the Company’s Certificate of Incorporation, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Delaware.

Authority:

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve the fees and other retention terms for such persons. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Trxade Group, Inc. Compensation Committee Charter

Except as otherwise delegated by the Board or the Committee, the Committee will act on behalf of the Board. The Committee will serve as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans. The Committee may delegate to one or more executive officers the authority to make grants of stock options and stock awards to eligible individuals who are not executive officers. Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made. The Committee may revoke any such delegation of authority at any time.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee to perform certain of its duties from time to time.

Performance Evaluation:

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Responsibilities:

Subject to the sole determination of the Board, the principal responsibilities and functions of the Compensation Committee are as follows:

1.	Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of executives, (b) the motivation of executives to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s stockholders. Assist the Board in establishing CEO annual goals and objectives.

2.	Review trends in executive compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

3.	Review and approve the compensation structure for executives.

4.	Oversee an evaluation of the performance of the Company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers. Review and approve compensation packages for new executive officers and termination packages for executive officers.

5.	Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans.

6.	Periodically review the compensation paid to non-employee directors and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as a director.

7.	Review periodic reports from management on matters relating to the Company’s compensation practices.

8.	Produce an annual report of the Compensation Committee on executive compensation for the Company’s annual proxy statement in compliance with and to the extent required by applicable Securities and Exchange Commission rules and regulations and any relevant listing authority.

9.	Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations about, among other things, changes to the charter of the Committee.

10.	Take whatever other action that the Board shall reasonably request in its sole determination.

Trxade Group, Inc. Compensation Committee Charter

The Committee shall also have the following responsibilities and authority as dictated by the Exchange:

(A)	The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.

(B)	The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee.

(C)	The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.

(D)	The Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration factors set forth in the Exchange’s rules.

Notwithstanding the above, the Chief Executive Officer of the Company may not be present during voting or deliberations on his or her compensation.

Trxade Group, Inc. Compensation Committee Charter

Annex C

TRXADE GROUP, INC.

CHARTER OF THE:

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Effective November 20, 2019

Trxade Group, Inc. (the “Company”)

Nominating and Corporate Governance Committee Charter

Role:

The Nominating and Corporate Governance Committee’s role is to determine the slate of director nominees for election to the Company’s Board of Directors (the “Board”) to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review, evaluate and recommend changes to the Company’s Corporate Governance Guidelines, and to establish the process for conducting the review of the Chief Executive Officer’s performance.

Membership:

The membership of the Committee will consist of at least two directors of the Company, who shall satisfy the definition of “independent” under the listing standard of the NASDAQ Capital Market, or such other exchange(s) upon which the Company’s securities are then listed from time to time (the “Exchange”). If the Committee is comprised of at least three members, one director who is not “independent” as defined under the rules of the Exchange and is not currently an executive officer or employee or a family member of an executive officer, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders (with such member being defined as an “Excepted Member”). An Excepted Member may not serve longer than two years. An Excepted Member’s service on the Committee will be subject in all cases to the rules and requirements of the Exchange.

Operations:

The Board shall designate one member of the Committee to act as its chairperson. The Committee will meet a minimum of once a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee may also meet periodically in executive session without Company management present. The Committee will cause to be kept adequate minutes of its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment) action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of the Company’s Certificate of Incorporation, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Delaware.

Authority:

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve the fees and other retention terms for such persons. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Except as otherwise delegated by the Board or the Committee, the Committee will act on behalf of the Board.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee to perform certain of its duties from time to time.

Trxade Group, Inc.

Nominating and Corporate Governance Charter

Performance Evaluation:

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Responsibilities:

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide the appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

Specific responsibilities and duties of the Committee include:

a)	Establishing criteria for selection of new directors and nominees for vacancies on the Board;

b)	Approving director nominations to be presented for stockholder approval at the Company annual Meeting;

c)	Identifying and assisting with the recruitment of qualified candidates for Board membership and for the positions of Chairman of the Board and Chairman of the committees of the Board;

d)	Recommending to the Board to accept or decline any tendered resignation of a director;

e)	Considering any nomination of director candidates validly made by stockholders;

f)	Reviewing any director conflict of interest issues and determining how to handle such issues;

g)	Insuring a review at least annually of incumbent directors’ performance and attendance at Board and committee meetings in connection with the independent directors’ decision regarding directors to be slated for election at the Company’s annual meeting;

h)	Providing appropriate orientation programs for new directors;

i)	Developing and periodically reviewing and recommending to the Board appropriate revisions to the Company’s corporate governance framework, including its Certificate of Incorporation and Bylaws;

j)	Monitoring compliance with the corporate governance guidelines; and

k)	Reviewing and assessing the adequacy of the Company’s corporate governance policies and practices at least annually and recommending any proposed changes to the Board.

The Committee will also provide periodic reports to the Board and will propose any necessary actions to the Board. The Committee will also be responsible for the review and reassessment of the adequacy of this Charter annually and for recommending any proposed changes to the Board for approval.

Trxade Group, Inc.

Nominating and Corporate Governance Charter

Nomination Process:

The Committee has the authority to lead the search for individuals qualified to become members of the Board of the Company and to select or recommend to the Board nominees to be presented for stockholder approval. The Committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment and are effective, in conjunction with other director nominees, in collectively serving the long-term interests of the Company’s stockholders. The Committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee may meet to discuss and consider candidates’ qualifications and then choose a candidate by majority vote.

The Committee will consider nominees for the Board recommended in good faith by the Company’s stockholders, provided those nominees meet the requirements of the Exchange and applicable federal securities law. Stockholders should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company Secretary. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Trxade Group, Inc.

Nominating and Corporate Governance Charter

Annex D